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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

 [ ]  Preliminary proxy statement.

 [ ] Confidential, for use of the Commissioner only (as permitted by Rule 14a-6(e)(2).

 [ ]  Definitive Proxy Statement.

  X   Definitive additional materials.

 [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                         TRANSAMERICA IDEX MUTUAL FUNDS
                (Name of Registrant as Specified in its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies: N/A

                  (2) Aggregate number of securities to which transaction applies: N/A

                  (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

                  (4)      Proposed maximum aggregate value of transaction: N/A

                  (5)      Total fee paid: $0

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid: N/A

                  (2)      Form, Schedule or Registration Statement No.: N/A

                  (3)      Filing Party: N/A

                  (4)      Date Filed: N/A


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                            IMPORTANT INFORMATION FOR
                   TRANSAMERICA IDEX MUTUAL FUNDS ("TA IDEX")
                             SHAREHOLDERS OF TA IDEX
                TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

Q.   WHY AM I BEING ASKED TO VOTE FOR BOARD MEMBERS?

A. Transamerica Fund Advisors, Inc. ("TFAI") and Diversified Investment Advisors, Inc. ("DIA"), both part of the AEGON Group of Companies, currently render comparable "manager of managers" management services to investment companies. The AEGON Group of Companies has decided to consolidate all "manager of managers" investment advisory services in TFAI in order to form a premier fund management and administration organization combining the expertise of the personnel of both TFAI and DIA and allowing TFAI to take advantage of synergies and further hone "best practices" in sub-advisor selection and monitoring. This consolidation is expected to result in a combined fund management organization with significant experience, resources and depth.

     In order to oversee this consolidation, your Fund's Board recommends that TA IDEX funds be overseen by a Board composed of five current Trustees of TA IDEX and four new Trustee nominees who currently serve on the Diversified Family of Funds ("Diversified"). All nominees except John K. Carter, President and Chief Executive Officer of TA IDEX, currently serve as independent trustees as that term is defined in the Investment Company Act of 1940, as amended. To accomplish this objective, the Board has nominated, and is recommending that shareholders approve, a common, unified Board.

Q.   WHY DOES MY FUND'S BOARD RECOMMEND THIS PROPOSAL?

A. TFAI and Diversified recommend the election of a single board to oversee the consolidated fund complex to simplify the oversight of the TA IDEX Funds. The Boards have concluded that the funds in the TFAI Fund Family and Diversified Family of Funds will enjoy operational and administrative efficiencies if the same individuals serve as Board Members for all investment companies in the fund complex.

Q.   HOW MANY VOTES DO YOU NEED TO APPROVE THIS PROPOSAL?

A. Each Nominee must be elected by a plurality of the votes. Shareholders of all of the Funds that are a series of TA IDEX vote together as a single class..

Q.   WHY AM I BEING ASKED TO VOTE ON AN AMENDMENT TO THE DECLARATION OF TRUST?

A. The proposed amendment to the Declaration of Trust will enable the Board to amend the Declaration of Trust without the expense and delay associated with soliciting approval of the Funds' shareholders.

Q.   WHY DOES MY FUND'S BOARD RECOMMEND THIS PROPOSAL?

A. Your Fund's Board believes that the amendment to the Declaration of Trust would allow the Board to manage the Trust and the Funds more effectively and more efficiently by increasing their ability to revise the Declaration of Trust to respond to future contingencies, changes in industry standards, economic conditions and regulatory changes.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE AGREEMENT AND AMENDMENT TO THE DECLARATION OF TRUST?

A. The Board is currently able to amend the Agreement and Declaration of Trust in many respects without shareholder approval and, if the shareholders do not approve the agreement and amendment to the Declaration of Trust, the Board intends to implement a number of changes that they deem to be in the shareholders best interest.

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Q.   HOW MANY VOTES DO YOU NEED TO APPROVE THIS PROPOSAL?

A. A majority of the shares entitled to vote and voting on the matter, with the shareholders of each Fund that is a series TA IDEX voting together as a single class.

Q. WHAT IF WE DON'T HAVE ENOUGH VOTES TO MAKE THE DECISIONS BY THE SCHEDULED SHAREHOLDER MEETING?

A. We or Computershare, a proxy solicitation firm, may contact you by mail or telephone to encourage you to vote. Shareholders should review the proxy materials carefully and provide their vote to avoid additional mailings or telephone calls. If we do not have enough votes to approve the proposals by the time of the Shareholder Meeting at 11:00 a.m. on October 30, 2007, the meeting may be adjourned by the affirmative vote of a majority of the shares present in person or represented by proxy at the Shareholder Meeting in order to permit further solicitation.

Q.   HAS THE BOARD APPROVED THE PROPOSALS?

A. Yes, the TA IDEX Board of Trustees has approved the proposals and recommends that you vote "FOR" each proposal.

Q.   HOW CAN I VOTE?

A. You can vote on the internet by logging on to https://vote.proxy-direct.com, or by phone at 1-866-241-6192, or by completing and signing the proxy card and returning it in the postage-paid envelope provided in your proxy materials, or you can vote in person at 570 Carillon Parkway, St. Petersburg, Florida.

     If you need any assistance, or have any questions regarding the proposals or how to submit your vote, please call Computershare at 1-866-436-5968 between the hours of 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday.

Q.   HOW DO I SIGN MY PROXY CARD?

A. INDIVIDUAL ACCOUNTS: A shareholder should sign exactly as his or her name appears on the account registration shown on the proxy instructions.

     JOINT ACCOUNTS: Both owners must sign, and the signatures should conform exactly to the names shown on the account registration.

     ALL OTHER ACCOUNTS: The person signing must indicate his or her capacity. For example, a trustee for a trust should include his or her title when he or she signs, such as: "Jane Doe, Trustee;" or an authorized officer of a company should indicate his or her position with the company, such as:
     "John Smith, President."

Q.   WHO DO I CALL IF I HAVE QUESTIONS ABOUT THE PROXY STATEMENT?

A. Call Computershare at 1-866-436-5968 between the hours of 9:00 a.m. and 11:00 p.m. Eastern time.

THE PROXY STATEMENT CONTAINS MORE DETAILED INFORMATION ABOUT THE PROPOSALS. PLEASE READ IT CAREFULLY!